EXHIBIT 24.1
                                                                    ------------

              CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Helaine Hebble and John P. Graham as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Credit Suisse First Boston Mortgage Acceptance Corp.), to sign any Registration Statement on Form S-3 and any or all amendments thereto (including post-effective amendments) of Credit Suisse First Boston Mortgage Acceptance Corp. under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



SIGNATURE                     TITLE                           DATE


/s/ Carlos Onis               Director                        November 26, 2003
------------------------
Carlos Onis


/s/ Steven L. Kantor          Director                        November 26, 2003
------------------------
Steven L. Kantor


/s/ Thomas E. Siegler         Director                        November 26, 2003
------------------------
Thomas E. Siegler


/s/ Matt J. Ruppel            Director and President          November 26, 2003
------------------------
Matt J. Ruppel


/s/ Zev Kindler               Treasurer and Principal         November 26, 2003
------------------------      Financial Officer
Zev Kindler


/s/ Thomas Zingalli           Comptroller and Principal       November 26, 2003
------------------------      Accounting Officer
Thomas Zingalli